Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of AFC Gamma, Inc. (the “Company”) for the period ending June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Thomas Geoffroy, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2021

	By:	/s/ Thomas Geoffroy
Thomas Geoffroy Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* A signed original of this written statement required by Section 906 has been provided to AFC Gamma, Inc. and will be retained by AFC Gamma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.